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                                                                  EXHIBIT 99.176

YENDT, JOHN
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FROM:             Paul_A_Thibodeaux@calpx.com
SENT:             Tuesday, March 28, 2000 08:33 PM
TO:               john.yendt@ps.net
SUBJECT:          Black Peals Interface to Titan

[ATTACHMENTS]

                                                 FYI

---------------------- Forwarded by Paul A Thibodeaux/users/PX_CALIF on 03/28/2000 05:32 PM ----------------------


Gloriann P Connor
03/28/2000 04:56 PM

To: Michael Kane/users/PX_CALIF@PXNOTES, Max S Bulk/users/PX_CALIF@PXNOTES, Shangyou A Hao/users/PX_CALIF@PXNOTES, Fulin A
     Zhuang/users/PX_CALIF@PXNOTES, Paul A Thibodeaux/users/PX_CALIF@PXNOTES, Dean T lsa/users/PX_CALIF@PXNOTES, Melecio V
     Escuadra/users/PX_CALIF@PXNOTES, Bob A Liu/users/PX_CALIF@PXNOTES cc:  Michael J Yester/users/PX_CALIF@PXNOTES, Marilyn L
     Uranga/users/PX_CALIF@PXNOTES, D Scott BerryhiIl/users/PX_CALIF@PXNOTES

Subject: Black Peals Interface to Titan

Attached is a draft of the strawman for the Titan Black Pearls Interface in visio (this one really has lables that you can see) and a very rough cut of the fields Settlements is interested in. In addition, I thought we could use an issues document, so I drafted one up. Thanks Gloriann


(See attached file: Strawman BP Interface.v4vsd.vsd) (See attached file:
Trading-Scheduling Interface Info.xls)(See attached file: BP Issue List.xls)



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